 Portions of this exhibit marked [*] are requested to be treated confidentially.

                                                                   Exhibit 10.83

                                LICENSE AGREEMENT
                                -----------------

     This Agreement is made by and between Duke University ("LICENSOR"), a
                                                             --------
nonprofit educational and research organization organized under the laws of North Carolina, and having its principal office at Durham, North Carolina, and AEOLUS PHARMACEUTICALS, INC. ("LICENSEE"), a corporation organized under the
                               --------
laws of Delaware, and having its principal place of business in Research Triangle Park, North Carolina, and having its corporate headquarters in Research Triangle Park, North Carolina.

     WHEREAS, LICENSOR and LICENSEE have previously entered that certain License Agreement, dated July 21, 1995, with respect to certain anti-oxidant compounds (the "First Agreement") and that certain License Agreement, dated June 25, 1998,
      ---------------
with respect to certain substituted Porphyrin compounds (the "Second
                                                              ------
Agreement"); and
---------

     WHEREAS, in addition to the substituted Porphyrin compounds covered by the Second Agreement, Irwin Fridovich, James Crapo, and other parties have invented the Inventions (as hereinafter defined), and LICENSOR, LICENSEE, and National Jewish Medical and Research Center ("NJC") jointly own all rights, title, and interest in and to such Invention, including related patents, patent applications, and unpatented technology; and

     WHEREAS, the Inventions, are Future Technology as defined in Section
5.01.04 of the First Agreement and LICENSEE, therefore, has an Option to the Inventions under certain terms and conditions specified in Article 5 of the First Agreement; and

     WHEREAS, the Inventions were made with U.S. Government support and, notwithstanding anything to the contrary in this Agreement, the government has certain rights in the invention under 37 CFR 401; and

     WHEREAS, LICENSOR has the right to grant licenses to the foregoing Inventions, and wishes to have the Inventions utilized in the public interest; and

     WHEREAS, LICENSOR is willing to grant an exclusive license to LICENSEE for LICENSOR's rights, title, and interest in and to the Invention and related patent rights and technology subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS
                             -----------------------

     1.01. "Inventions" shall mean the Substituted Porphyrin Compounds,
            ----------
described in Duke Invention Disclosure # 2103, invented by Irwin Fridovich, James Crapo, Michael Trova, Polivini Jolicia Gauuan, Douglas Kitchen and Ines Batinic-Haberle, and the Cancer Therapy, described in Duke Invention Disclosure # 2105, invented by James Crapo, Brian Day, Ines Batinic-Haberle, Richard Gammans, and Zeljko Vujaskovic, as presented in Exhibit A attached hereto and
                                                ---------
made a part hereof.

     1.02. "Duke Inventors" shall mean Irwin Fridovich, Ines Batinic-Haberle, and Zeljko Vujaskovic.

     1.03. "Patent Rights" shall mean the patents and patent applications listed
            -------------
in Exhibit A (collectively, "Patent Applications") and any patent hereafter issuing on any such Patent Applications, together with all divisions, continuations, continuations-in-part (but only to the extent that the subject matter of each such continuation-in-part application is described in and enabled by the disclosure of said Patent Applications), re-examinations, reissues, substitutions, or extensions thereof. It is understood and agreed that subject matter that is patentably distinct from the subject matter described within the Patent Applications is not within the scope of the Patent Rights even though that patentably distinct subject matter may fall within the scope of one or more claims of said Patent Applications. For the avoidance of doubt, patentably distinct improvements of the Patent Applications shall not be considered Patent Rights.

     1.04. "Subject Technology" shall mean unpatented or unpatentable technology
            ------------------
with respect to the Inventions, and unpatented or unpatentable technology necessary to practice the Patent Rights, for use in the Field (as defined in Section 1.05), which have as of the Effective Date been conceived and reduced to practice, by one or more of the Duke Inventors, as evidenced by written records. Subject Technology shall not include the Patent Rights.

     1.05. "Field" or "Field of Use" shall mean all applications of the Subject
            -----      ------------
Technology and the Patent Rights.

     1.06. "Licensed Product" shall mean any product which is produced or sold
            ----------------
by LICENSEE, its Affiliates, and/or its sublicensees that utilizes the Subject Technology or is covered by one or more valid claims within the Patent Rights, and which is intended for use in, or is used in, the Field.

     1.07. "Net Sales" shall mean the gross sales of Licensed Products sold by
            ---------
LICENSEE, its Affiliates and/or its sublicensees pursuant to this Agreement, less allowances to customers for spoiled, damaged, and returned goods, less quantity, trade, and cash discounts, and less transportation costs, use and sales taxes, and value added taxes. Net Sales shall include commissions paid to sales persons or agents and costs of collections. Licensed Products used by LICENSEE for its own use in the Field shall be considered to be "Net Sales" for purposes of computing royalty obligations, except such Licensed Products used for non-revenue producing activity such as promotional items or samples, or field, pre-clinical or clinical trials. Net Sales shall not include sales between or among LICENSEE, its Affiliates or sublicensees. Licensed Products shall be considered sold when paid.

     1.08. "Affiliate" or "Affiliates" shall mean any company which controls, is
            ---------      ----------
controlled by or is under common control with LICENSEE. A company shall be regarded as in control of another if it owns or controls at least fifty-one (51) percent of the stock entitled to vote in election of members of the Board of Directors of the other company.

     1.09. "Effective Date" shall mean May 7, 2002.

                               ARTICLE 2 - LICENSE
                               -------------------

     2.01. LICENSOR hereby grants to LICENSEE and LICENSEE hereby accepts from LICENSOR, upon the terms and conditions herein specified, an exclusive world-wide license to the Patent Rights and a non-exclusive world-wide license to the Subject Technology in order to develop, make, have made, use and sell Licensed Products, with the right to sub-license as provided in Section 2.02 below.

     2.02. LICENSEE shall have the right to grant sub-licenses to third parties, and to extend to its Affiliates any license granted herein to LICENSEE; provided
                                                                        --------
that any sub-license or extension to an Affiliate of LICENSEE shall require the prior written consent of LICENSOR, such consent not to be unreasonably withheld. Any such sub-licenses or extensions shall be subject to the terms of this Agreement and shall be no less favorable to LICENSOR than is this license. LICENSEE agrees to be responsible for the performance hereunder by its Affiliates and sub-licensees, if any. Should LICENSEE cancel the Agreement, LICENSEE agrees to assign all such sub-licenses directly to LICENSOR.

     2.03. Within thirty (30) days following the execution of this Agreement and thereafter during the period of this Agreement, LICENSOR agrees to provide LICENSEE with copies of all physical embodiments of information it may have or later obtain described in the Subject Technology, and copies of any and all patents or patent applications owned or controlled by the LICENSOR falling within the scope of the Patent Rights, including all Patent Office (U.S. and worldwide) actions received and amendments filed, if any, relative thereto.

     2.04. LICENSEE shall not disclose any unpublished technology, know-how, and data included within Subject Technology or Patent Rights and furnished by LICENSOR pursuant to Section 2.03 above to third parties during the term of this Agreement or at any time thereafter; provided, however, that such disclosure may
                                     --------  -------
be made at any time: (a) with the prior written consent of LICENSOR, (b) after the same shall have become public through no fault of LICENSEE, (c) to Affiliates or sublicensees of LICENSEE or other persons or entities with whom LICENSEE proposes to enter into a business relationship, provided that such sublicensee or third party enters into a confidentiality agreement maintaining the confidentiality of such confidential information, or (d) as required by applicable law or regulation.

     2.05. LICENSEE agrees to use its commercially reasonable efforts to diligently pursue the development of Licensed Products, and to meet with representatives of LICENSEE upon reasonable request to discuss such development efforts. Such development efforts will include

LICENSEE's commercially reasonable efforts to manufacture or produce a Licensed Product utilizing the Subject Technology and/or Patent Rights for testing, development, and sale, and also to seek required governmental approvals of such Licensed Product. LICENSEE shall have sole discretion as to the timing of development and commercialization of any Licensed Product on a country by country basis, including discretion to delay development or commercialization after beginning any such efforts. LICENSEE shall report the status of development of Licensed Products annually to LICENSOR by February 28/th/. Such report shall provide information at least sufficient to meet LICENSOR's government reporting requirements and additionally shall include descriptions of LICENSEE's plans and commercially reasonable estimated timeframes for testing, development, governmental approvals and marketing/sale of Licensed Products.

                           ARTICLE 3 - CONSIDERATION;
                           --------------------------
                         ROYALTIES; RECORDS; AND REPORTS
                         -------------------------------

     3.01. LICENSOR hereby discloses to LICENSEE and LICENSEE acknowledges that the research leading to the PATENT RIGHTS was funded in part by the U.S. Government, and the parties agree that, notwithstanding any use of descriptive terms such as "exclusive" in Article 2.01 herein and elsewhere in this Agreement, the U.S. Government has certain rights in the PATENT RIGHTS as set forth in 37 CFR 401. LICENSOR agrees to comply with all obligations resulting from such government rights, including, but not limited to, the requirement that any products sold in the United States based upon such technology be substantially manufactured in the United States.

     3.02. Upon execution of this Agreement by LICENSOR and LICENSEE, LICENSEE shall cause its parent corporation, Incara Pharmaceuticals Corporation ("Incara") to issue to LICENSOR [*] shares of Incara common Stock (the "Incara
  ------                                                                ------
Stock"). As a condition to and in connection with the issuance of the Incara
-----
Stock, LICENSOR agrees to execute and deliver the Investment Representation Statement that is attached hereto as Exhibit B. Incara has joined this Agreement
                                     ---------
as a signatory solely to acknowledge its agreement to issue the Incara Stock to LICENSOR.

     3.03. For the use of valid outstanding patents contained within the Patent Rights in all countries where such exist and for the use of the Subject Technology, LICENSEE shall pay a continuing royalty of [*] PERCENT ([*]%) of the Net Sales of Licensed Products incorporating the Invention, covered by a valid claim under the Subject Technology or the Patent Rights issued in the country giving rise to such Net Sales. Prior to the issuance of valid claims under the Patent Rights, on a country by country basis, LICENSEE shall pay a continuing royalty of [*] PERCENT ([*]%) of the Net Sales of Licensed Products incorporating the Patent Rights, Invention and/or Subject Technology.

     3.04. After the first commercial sale of a Licensed Product, LICENSEE shall render to LICENSOR on an annual basis a written account of the Net Sales of
Licensed Products subject to royalties under Section 3.03 in substantially the same format as Exhibit C. LICENSEE and its Affiliates shall keep full, true, and accurate books of accounts and other records containing all particulars which may be necessary to ascertain and verify properly such Net Sales. Upon LICENSOR's request, LICENSEE and its

       [*] Confidential Treatment Requested; Information Omitted and Filed
                            Separately with the SEC.

Affiliates shall permit an independent Certified Public Accountant selected by LICENSOR (except one to whom LICENSEE has some reasonable objections) at LICENSOR's expense to have access during ordinary business hours to such of LICENSEE's or its Affiliates' records as maybe necessary to determine, in respect of any quarter ending not more than two (2) years prior to the date of such request, the correctness of any report made under this Agreement. Such Certified Public Accountant shall be obliged to treat as confidential all relevant matters.

     3.04.01. All royalties shall be ascertained as of January 1 and July 1 of each calendar year, and shall be due and payable within sixty (60) days following the end of each such accounting period, shall include the relevant Duke Invention Disclosure number(s), and shall be made out to Duke University. Payments should be mailed to Duke University, Attn. Financial Administrator, Office of Science and Technology, P.O. Box 90083, Suite 10, Grey Building, 2020
W. Main Street, Durham, NC 27708 (or if by courier service, 27705).

     3.05. During the term of this Agreement, representatives of LICENSOR will meet with representatives of LICENSEE at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, with respect to the evaluation and development of Inventions licensed to LICENSEE; provided,
                                                                   --------
however, that should LICENSOR's personnel be required by LICENSEE to consult
-------
with LICENSEE outside of Durham, North Carolina, LICENSEE will reimburse reasonable travel and living expenses incident thereto.

                               ARTICLE 4 - PATENTS
                               -------------------

     4.01. LICENSEE shall have sole responsibility for the filing, prosecuting and maintaining of the appropriate United States patent protection for patents and patent applications included within the Patent Rights, and all of the expenses of such protection shall be paid by LICENSEE. Such filings, prosecution and maintenance shall be made at the discretion of LICENSEE by counsel of LICENSEE's choosing, and shall be in the name of LICENSOR and such other inventors as are deemed appropriate. LICENSEE shall make all reasonable efforts to obtain broad patent coverage as is reasonably and practicably obtainable, taking into account the need for, likelihood of obtaining and enforceability of such Patent Rights. LICENSEE shall keep LICENSOR advised as of the prosecution of such applications by forwarding to LICENSOR copies of all official correspondence relating thereto and, insofar as is practical, LICENSOR shall have the opportunity to review and comment on all filings and responses during the filing and prosecution of such applications. LICENSOR shall have the right to advise LICENSEE as to such prosecution, and shall have the right to make reasonable requests as to the conduct of such prosecution and to have official correspondence reviewed by counsel of LICENSOR's choosing. LICENSOR agrees to cooperate with LICENSEE in the prosecution of such patent applications to insure that such applications reflect, to the best of LICENSOR's knowledge, all items of commercial and technical interest and importance. All final decisions with respect to the prosecution of such application shall be made with the mutual agreement of both parties. If LICENSEE or any sublicensee no longer wishes to continue the prosecution or maintenance of the Patent Rights, LICENSEE shall notify LICENSOR of this decision in writing as soon as is reasonably practical and before any deadlines are missed or any rights lost in said Patent Rights. LICENSOR and/or its other licensees of Patent Rights may then elect to seek and/or continue pursuing patent protection of the Patent Rights, in which case LICENSOR and/or such other licensees of Patent Rights shall be responsible for all expenses attendant thereto; however, in such instances LICENSEE shall forfeit all rights under this Agreement to such patent applications and resulting patents.

     4.02. LICENSEE shall designate the foreign countries, if any, in which LICENSEE desires patent protection for patents and patent applications included within the Patent Rights, and, except as provided below, LICENSEE shall have sole responsibility for fling, prosecuting and maintaining such foreign patents and patent applications. LICENSEE agrees to meet with representatives of LICENSOR to discuss a mutually acceptable foreign patent prosecution strategy. LICENSEE shall pay all expenses with regard to such foreign patent protection, and such designated foreign patent applications shall be in the name of LICENSOR and such other inventors as are deemed appropriate. Upon written notice to LICENSEE, LICENSOR may elect to seek patent protection in countries not so designated by LICENSEE, in which case LICENSOR shall be responsible for all expenses attendant thereto; however, in such instances, such patent applications will not be considered Patent Rights (Appendix A shall be amended accordingly, if necessary) and LICENSEE shall forfeit all rights under this Agreement to such patent applications and resulting patents.. In such instances LICENSEE shall forfeit its rights under this Agreement as to those countries unless LICENSEE shall agree to pursue such protection (or reimburse LICENSOR's expenses incurred in the filing for prosecution and maintenance of such patent or patent application) within thirty (30) days after receiving written notice thereof from LICENSOR.

     4.03. LICENSEE and LICENSOR shall each give the other prompt notice of any claim or allegation received by it that the manufacture, use, or sale of Licensed Products constitutes an infringement of a third party patent or patents. LICENSEE shall have the primary right and responsibility at its own expense to defend and control the defense of any such claim against LICENSEE, by counsel of its choosing. The settlement of any such actions must be approved by LICENSOR, which approval shall not be unreasonably withheld. LICENSOR agrees to cooperate with LICENSEE in any reasonable manner deemed by LICENSEE to be necessary in defending or prosecuting such action. LICENSEE shall reimburse LICENSOR for all expenses reasonably incurred by LICENSOR in providing such assistance. Notwithstanding the foregoing, LICENSOR shall, in its sole discretion, be entitled to participate through counsel of its own choosing in any such action.

     4.04. In the event that any Patent Rights licensed to LICENSEE are infringed by a third party, LICENSEE shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement, by counsel of its choice, including any declaratory judgment action arising from such infringement. Any amounts recovered by LICENSEE from third parties in enforcing such Patent Rights shall be applied first to reimburse LICENSEE's expenses of the action, and any remaining amount shall be deemed Net Sales for purposes of this Agreement. Notwithstanding the foregoing, and in LICENSOR's sole discretion, LICENSOR shall be entitled to participate, through counsel of its own choosing, in any legal action involving third party infringement of the Subject Technology or Patent Rights; provided that control of such action shall remain with LICENSEE.
        --------

                    ARTICLE 5 - OPTION UNDER FIRST AGREEMENT
                    ----------------------------------------

     5.01. LICENSOR and LICENSEE acknowledge that the Inventions are Future Technology under the First Agreement and that LICENSOR shall continue to have an option to license technologies developed by Dr. Fridovich under the terms of the First Agreement, including, but not limited to, the option to license technologies developed by Dr. Ivan Spasojevic and Dr. Batinic-Haberle in connection with Dr. Fridovich under the terms of the First Agreement.

                        ARTICLE 6 - GOVERNMENT CLEARANCE;
                        ---------------------------------
                         PUBLICATION; OTHER USE; EXPORT
                         ------------------------------

     6.01. LICENSEE agrees to use commercially reasonable efforts to have the Subject Technology cleared for marketing in those countries in which LICENSEE intends to sell Licensed Products by the responsible government agencies requiring such clearance. To accomplish such clearances at the earliest possible date, LICENSEE agrees to file, according to the usual practice of LICENSEE, any necessary data with such government agencies. Should LICENSEE cancel this Agreement, LICENSEE agrees to assign its full interest and title in such market clearance application, including all data relating thereto, to LICENSOR at no cost to LICENSOR.

     6.02. LICENSOR further agrees that the right of publication of the Inventions and such Subject Technology shall reside in the inventor and other employees of LICENSOR. LICENSOR shall furnish LICENSEE with copies of any proposed publication or presentation which describes information not yet in the public domain at least 45 days in advance of the submission of such proposed publication or presentation to a journal, editor or other third party in order to determine whether or not it contains patentable subject matter and for filing a patent application thereon in the event it does contain such information. LICENSEE may request, and LICENSOR shall agree to, a delay of such proposed publication for an additional period, not to exceed thirty days, in order to protect the potential patentability of any invention described therein: provided further that LICENSOR shall not unreasonably withhold permission for an additional delay of thirty (30) more days to allow time for patent filing. Subject to the foregoing, LICENSEE shall also have the right to publish and/or co-author any publication regarding the application of Subject Technology in accordance with the customary academic standards.

     6.03. It is agreed that, notwithstanding any provisions herein, LICENSOR is free to use the Subject Technology and Patent Rights for its own educational, teaching, research, and clinical purposes without restriction and without payment of royalties or other fees.

     6.04. This Agreement is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities and technology.

                      ARTICLE 7 - DURATION AND TERMINATION
                      ------------------------------------

     7.01. This Agreement shall become effective upon the Effective Date, and, unless sooner terminated as hereinafter provided, shall continue until the expiration of the last to expire issued patent included in the Patent Rights (or, if no such patent issues, then upon the abandonment of the last patent application included within the Patent Rights). Upon the expiration, but not the earlier termination, of this Agreement, the license granted in Section 2.01 shall continue thereafter on a non-exclusive basis, subject to the continuation of LICENSEE's obligations under Article 3.

     7.02. LICENSEE may terminate this Agreement (with respect to a given country or countries, or entirely) at any time by giving LICENSOR written notice at least ninety (90) days prior to such termination, and thereupon terminate its development efforts or the manufacture, use, or sale of Licensed Products covered by such patent application or patent, in each case with respect to a given country or countries or entirely, subject to the provisions of Section 7.04.

     7.03. Except as provided above, if either party fails to fulfill any of its obligations under this Agreement in any material respect, the non-breaching party may terminate this Agreement, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a breach of the Agreement. The party receiving such notice will have the opportunity to cure that breach within forty-five (45) days of receipt of notice. If the breach is not cured within that time, the termination will be effective as of the sixtieth (60th) day after receipt of notice. A party's ability to cure a breach will apply only to the first two breaches properly noticed under the terms of this Agreement, regardless of the nature of those breaches. Any subsequent breach by that party will entitle the other party to terminate this Agreement upon proper notice.

     7.04. Upon the termination of this Agreement, LICENSEE may notify LICENSOR of the amount of Licensed Products that LICENSEE (including its Affiliates) has on hand and LICENSEE and its Affiliates shall then have a license to sell that amount of Licensed Products, but no more, provided LICENSEE shall pay the royalty thereon at the rate and at the times required herein. LICENSEE shall also reimburse LICENSOR for any unreimbursed expenses or fees owed under this Agreement which are incurred prior to the date of termination.

     7.05. If during the term of this Agreement, LICENSEE shall become bankrupt or insolvent or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by the voluntary act of LICENSEE or otherwise (which proceeding, in the case of an involuntary act, is not dismissed within sixty (60) days), this Agreement shall immediately terminate upon notice to LICENSEE.

                            ARTICLE 8 - GOVERNING LAW
                            -------------------------

     8.01. This Agreement shall be construed as having been entered into in the State of North Carolina and shall be interpreted in accordance with and its performance governed by the laws of the State of North Carolina, without reference to its conflicts of laws provisions.

                          ARTICLE 9 - NON-ASSIGNABILITY
                          -----------------------------

     9.01. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, except as specifically provided herein, LICENSEE may not assign its rights in this Agreement (except to an Affiliate in which case no consent is required) without approval of LICENSOR, such approval not to be unreasonably withheld.

                              ARTICLE 10 - NOTICES
                              --------------------

     10.01. It shall be a sufficient giving on any notice, request, report, statement, disclosure or other communication hereunder, if the party giving the same shall deposit a copy thereof in the Post Office in certified mail, postage prepaid, or shall send such notice via national courier service, addressed to the other party at its address hereinafter set forth or at such other address as the other party shall have theretofore in writing designated:

     LICENSOR:

          Duke University Office of Science and Technology
          P. O. Box 90083
          Suite 10, Grey Building
          2020 W. Main Street
          Duke University
          Durham, NC 27708 USA (if delivered by courier service,
          Zip Code is 27705)
          Fax: 919-681-7559

     cc:  University Counsel
          Box 90079
          011 Allen Building
          Duke University
          Durham, NC  27708-0079

     LICENSEE:

          AEOLUS PHARMACEUTICALS, INC.
          79 T.W. Alexander Drive
          4401 Research Commons, Suite 200
          P.O. Box 14287
          Research Triangle Park, NC  27709
          Attn:  Clayton I. Duncan, President and CEO

     cc:  Wyrick Robbins Yates & Ponton LLP
          4101 Lake Boone Trail, Suite 300
          Raleigh, NC  27607
          Attn:  Larry E. Robbins

     10.02. The date of giving any such notice, request, report, statement, disclosure or other communications, and the date of making any payment hereunder required (provided such payment is received), shall be the earlier of (i) three
(3) days following the date of the U.S. postmark of such envelope if marked, or
(ii) the actual date of receipt.

                             ARTICLE 11 - INDEMNITY;
                             -----------------------
                       INSURANCE; REPRESENTATIONS; STATUS
                       ----------------------------------

     11.01. LICENSEE agrees to indemnify, hold harmless, and defend LICENSOR, its trustees, officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses, including attorneys fees, resulting from or arising out of the exercise of this license. LICENSEE shall not be responsible for the negligence or intentional wrongdoing of LICENSOR, nor shall LICENSEE be responsible for amounts paid in settlement of any claim without its approval.

     11.02. LICENSEE shall maintain in force at its sole cost and expense with reputable insurance companies, general liability insurance and products liability insurance coverage in an amount reasonably sufficient to protect against liability under Section 11.01 above. LICENSOR shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.

     11.03. Nothing in this Agreement shall be deemed to be a representation or warranty by LICENSOR of the validity of any of the patents or the accuracy, safety, efficacy, or usefulness for any purpose of any Subject Technology or Patent Rights. LICENSOR shall have no obligation, express or implied, to supervise, monitor, review, or otherwise assume responsibility for the production, manufacture, testing, marketing, or sale of any Licensed Product, and LICENSOR shall have no liability whatsoever to LICENSEE or any third parties for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person or entity, arising out of or in connection with or resulting from:

          11.03.01. the production, use, or sale of any Licensed Product;

          11.03.02. the use of any Subject Technology or Patent Rights; or

          11.03.03. any advertising or other promotional activities with respect to any of the foregoing.

     11.04. LICENSOR represents to LICENSEE as follows:

          11.04.01. LICENSOR has the lawful right to grant the license provided in this Agreement and that it has not granted rights or licenses in derogation of this Agreement. LICENSOR agrees that, during the term of this Agreement, it shall not enter into any other agreements that conflict with rights or obligations provided hereunder, including any rights and obligations that survive termination hereof.

          11.04.02. To the best of LICENSOR's knowledge, except as previously disclosed in writing to LICENSEE, LICENSOR jointly owns all right, title and interest in and to the Subject Technology, Inventions, and the Patent Rights with NJC, free and clear of all liens, claims and encumbrances of any inventor or agency, or any third party.

     11.05. Neither party hereto is an agent of the other party for any purpose whatsoever.

                       ARTICLE 12 - USE OF A PARTY'S NAME
                       ----------------------------------

     12.01. Neither party will, without the prior written consent of the other party:

          12.01.01. use in advertising or publicity any trade-name, trademark, trade device, service mark, symbol, or any abbreviation contraction, or simulation thereof owned by the other party;

          12.01.02. use the name or image of any employee or agent of the other party in any publication, publicity or advertising; or

          12.01.03. represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.

                             ARTICLE 13 - SEVERANCE
                             ----------------------

     13.01. The invalidity or unenforceability of any provision of this Agreement or the application thereof to any person or circumstance shall not affect or impair the validity or enforceability of any other provision or the application of the first provision to any person or circumstance. Any provision of this Agreement that might otherwise be invalid or unenforceable because of contravention of any applicable law, statute or government regulation shall be deemed to be amended to the extent necessary to remove the cause of such invalidation or unenforceability and such provision as so amended shall remain in full force and effect as a part hereof.

                               ARTICLE 14 - WAIVER
                               -------------------

     14.01. The failure of a party in any instance to insist upon the strict performance of the terms of this Agreement shall not be construed to be a waiver or relinquishment of any of the terms of this Agreement, either at the time of the party's failure to insist upon strict performance or at any time in the future, and such term or terms shall continue in full force and effect.

                          ARTICLE 15 - ENTIRE AGREEMENT
                          -----------------------------

     15.01. This Agreement, including any schedules or other attachments which are incorporated herein by reference, contains the entire agreement between the parties as to its subject matter. This Agreement merges all prior discussions on the subject matter contained herein between the parties and neither party shall be bound by conditions, definitions, warranties, understandings, or representations concerning such subject matter except as provided in this Agreement or as may be specified later in writing and signed by the properly authorized representatives of the parties. This Agreement can be modified or amended only by written agreement duly signed by persons authorized to sign agreements on behalf of the parties.

                               ARTICLE 16 - TITLES
                               -------------------

     16.01. All titles and article headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

                             ARTICLE 17 - DISCLOSURE
                             -----------------------

     17.01. This Agreement and the terms and conditions thereof are confidential and may not be released or published by either party without the express written consent of the other party; provided, however, that such disclosure may be made
                            --------  -------
at any time: (a) to Affiliates or sub-licensees of LICENSEE or potential investors or other persons or entities with whom LICENSEE proposes to enter into a business relationship, provided that such sublicensee or third party enters into a confidentiality agreement maintaining the confidentiality of such confidential information, or (b) as required by applicable law or regulation.

                          ARTICLE 18 - CONFIDENTIALITY
                          ----------------------------

     18.01. - LICENSOR and LICENSEE each agree to treat any confidential information disclosed to it by the other party to this AGREEMENT with reasonable care and to avoid disclosure of such information to any other person, firm or corporation, and either party shall be liable for unauthorized disclosure or failure to exercise such reasonable care. Further, the receiving party will not use the disclosing party's confidential information other than for the benefit of the parties hereto and relating to this AGREEMENT. These obligations of non-disclosure and restricted use shall remain effect for each subject disclosure of confidential information for a period of time of five (5) years from such disclosure, however, neither party shall have an obligation, with respect to confidential information disclosed to it, or any part thereof, which:

     a.   is already known to the party at the time of the disclosure;

     b. becomes publicly known without the wrongful act or breach of this AGREEMENT by the party;

     c. is rightfully received by the party from a third party on a non-confidential basis;

     d. is subsequently and independently developed by employees of the party who had no knowledge of the information, as verified by written records;

     e. is approved for release by prior written authorization of the party disclosing the information; or

     f. is disclosed pursuant to any judicial or government request, requirement or order, provided that the party so disclosing takes reasonable steps to provide the other party sufficient prior notice in order to contest such request, requirement or order and provided and provided that such disclosed confidential information otherwise remains subject to the obligations of confidentiality set forth in this Article 18.

     18.02. Notwithstanding anything to the contrary contained herein, any and all information pertaining to the maintenance and prosecution of all Patent Rights shall be considered confidential information of LICENSEE, LICENSOR, and NJC, and patent applications, issued patents, substitutes, divisions, continuations, extensions, continuations-in-part or reiusses of any patent applications filed on the Subject Technology shall be considered the confidential information of LICENSOR. Nothing contained herein shall be construed as a restriction on LICENSOR's right to publish under Article 6.02.

                          ARTICLE 19- SURVIVAL OF TERMS
                          -----------------------------

     19.01. The following Articles shall survive termination of this Agreement:
1, 7, 11, 12, 17, 18, and 19.

                          - EXECUTION PAGE FOLLOWING -

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement on the dates set forth below.

LICENSOR:                                           DUKE UNIVERSITY
--------


                                                    By:
                                                       ------------------------

                                                    Title:
                                                          ---------------------
[SEAL]
                                                    Date:
                                                         ----------------------


ATTEST:


By:
    -----------------------------------
    Secretary


LICENSEE:                                           AEOLUS PHARMACEUTICALS, INC.
--------


                                                    By:
                                                       ------------------------

                                                    Title:
                                                          ---------------------
[SEAL]
                                                    Date:
                                                         ----------------------


ATTEST:


By:
    -----------------------------------
    Secretary

     Incara hereby joins this Agreement as a signatory solely to acknowledge its agreement to issue the Incara Stock to LICENSOR.

                                                     INCARA PHARMACEUTICALS
                                                     CORPORATION


                                                     By:
                                                        ------------------------

                                                     Title:
                                                           ---------------------
[SEAL]
                                                     Date:
                                                          ----------------------


ATTEST:


By:
    -----------------------------------
    Secretary